Exhibit 10.24

                                        , 2004

LEHMAN BROTHERS INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representatives of the several Underwriters

c/o
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

  Re:
  Proposed Public Offering by JAMDAT Mobile Inc.

Dear Sirs:

        The undersigned understands that Lehman Brothers Inc. ("Lehman Brothers") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") propose to enter into a Purchase Agreement (the "Purchase Agreement") with JAMDAT Mobile Inc., a Delaware corporation (the "Company") and the persons listed in Schedule B thereto providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.0001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement (such 180 day period, the "Restricted Period"), the undersigned will not, without the prior written consent of Lehman Brothers and Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that this Agreement shall not apply to Securities sold to the underwriters pursuant to the terms of the Purchase Agreement.

        Notwithstanding the foregoing, the following transfers are permitted, provided the transferee agrees in writing prior to the transfer to be bound by the terms of this Agreement: (i) a transfer on death by will or intestacy; (ii) a transfer to a member of the undersigned's immediate family; (iii) a bona fide gift or gifts; (iv) a transfer to a family trust; (v) transfers of shares of Common Stock to the Company upon the exercise of options granted under the Company's stock option or stock incentive plans in effect at the Closing Time (as defined in the Purchase Agreement) to the extent the transfer of such shares reflects the payment of all or a portion of the exercise price therefor; or (vi) a transfer resulting from the enforcement of a bona fide pledge entered into by the undersigned prior to the date hereof. For purposes of this paragraph, "immediate family" shall mean the spouse, lineal descendant, father, mother, brother or sister of the transferor.

        If (i) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        This Agreement shall become effective on the date hereof and shall automatically terminate on the earlier of (i) the date the public offering contemplated by the Purchase Agreement is terminated prior to the Closing Time (as defined in the Purchase Agreement) and (ii) December 31, 2004 if the public offering contemplated by the Purchase Agreement shall not have been consummated on or prior to such date.

Very truly yours,
Signature:
Print Name:

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